Exhibit 99.1

Grown Rogue Increases Ownership Stake to 70% in New Jersey Subsidiary, ABCO Garden State

MEDFORD, Ore., Oct. 20, 2026 /CNW/ - Grown Rogue International Inc. ("Grown Rogue" or the "Company") (CSE: GRIN) (OTC: GRUSF), a flower-forward cannabis company combining craft values with disciplined execution, today announced that it has completed the exercise of its second option to acquire an additional 26% ownership interest in its New Jersey subsidiary, ABCO Garden State, LLC ("ABCO"), increasing its ownership interest to 70%.

The second option was conditional on approval by the New Jersey Cannabis Regulatory Commission ("CRC"), which was received on September 16, 2026. The approximately US$743,000 purchase price was advanced to ABCO in 2023. In connection with the option exercise, Grown Rogue has taken majority control of ABCO's board of directors.

"We're very pleased with how New Jersey is performing, and this step is largely a formality as we continue to focus on completing our canopy expansion and growing the business," said Obie Strickler, CEO of Grown Rogue. "We have worked within the CRC's regulatory framework from day one, and we appreciate their review and approval. We remain on schedule to have construction of Phase II substantially complete by the end of 2026, bringing total New Jersey flowering canopy to approximately 16,000 square feet, with the additional capacity ramping into 2027. I also want to thank our New Jersey team for the work that has brought us to this point. It's a good moment to recognize that progress, while staying focused on the work ahead and the high standards we set for ourselves."

About Grown Rogue

Grown Rogue International Inc. (CSE: GRIN) (OTC: GRUSF) is a flower-forward cannabis company rooted in Oregon's Rogue Valley, a region with a deep cannabis heritage where its founders began growing more than 20 years ago. Built on a love of the plant, the Company produces flavorful craft-quality flower and the products made from it.

Its approach brings together a distinct and constantly expanding library of genetics, developed in house and sourced from like-minded breeders; a passionate, experienced team of growers; and the discipline to keep learning from every harvest. The goal is to consistently deliver quality that retailers and budtenders can stand behind and consumers come back for.

Grown Rogue believes trust is earned one harvest at a time and is currently serving customers in Oregon, Michigan and New Jersey, with launches planned in Illinois, Minnesota and New York.

For more information about Grown Rogue, please visit www.grownrogue.com. Investor materials are available at ir.grownrogue.com. The contents of the Company's websites are not incorporated by reference into this press release or into any report or document filed or furnished by the Company with the SEC or Canadian securities regulators, and references to the websites are intended to be inactive textual references only.

Cautionary note regarding forward-looking statements.

This press release contains "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and United States securities laws (collectively, "forward-looking statements"). Forward-looking statements in this release include, without limitation, statements regarding the anticipated substantial completion of construction of the New Jersey Phase II expansion by the end of 2026; the resulting total New Jersey flowering canopy of approximately 16,000 square feet; the ramp-up of additional production capacity into 2027; the Company's plans to grow its New Jersey business; and planned product launches and commencement of sales in Illinois, Minnesota and New York.

Forward-looking statements are based on management's current expectations, estimates, assumptions and projections as of the date of this release. Material assumptions include that construction and operational preparations will proceed as anticipated; required regulatory approvals will be obtained or maintained; sufficient funding, labour, equipment and supplies will be available when needed; additional cultivation capacity can be brought into production as planned; and market conditions and distribution arrangements will support the Company's expansion and planned launches.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied. These include, without limitation, construction delays and cost overruns; commissioning, cultivation and production challenges; variations in cultivation yields and product quality; delays in product launches or the commencement of sales; changes in cannabis laws, regulations or enforcement policies; delays in obtaining or maintaining required regulatory approvals; financing constraints; shortages of labour, equipment or supplies; competition and changes in market supply, demand and pricing; and other risks described in the Company's public disclosure documents filed through SEDAR+ and EDGAR.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by applicable law.

SOURCE Grown Rogue International Inc.

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%CIK: 0001463000

For further information: General Inquiries and Investor Contact: Josh Rosen, Chief Strategy Officer, joshrosen@grownrogue.com; Investor Relations, invest@grownrogue.com, (458) 226-2662

CO: Grown Rogue International Inc.

CNW 17:45e 20-OCT-26